UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2008

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective October 23, 2008, Perceptron, Inc. (the “Company”) and Comerica Bank, entered into the Tenth Amendment to the Credit Agreement (as amended, the “Credit Agreement”). The Credit Agreement was entered into on October 24, 2002, and was amended by the following: (i) First Amendment dated as of May 20, 2003; (ii) Second Amendment dated as of November 10, 2003; (iii) Third Amendment dated as of August 23, 2004; (iv) Fourth Amendment dated as of December 29, 2004; (v) Fifth Amendment dated as of October 19, 2005; (vi) Sixth Amendment dated as of November 6, 2006; (vii) Seventh Amendment dated as of November 20, 2006; (viii) Eighth Amendment dated as of December 20, 2007; (ix) Ninth Amendment dated as of May 12, 2008; and (x) Tenth Amendment dates as of October 23, 2008.

The Tenth Amendment extends the maturity date until November 1, 2010, sets a revised fixed applicable margin for Prime-based Advances and Eurodollar-based Advances, and increases the Prime Based Rate to the greater of (i) the Prime Rate plus the Applicable Margin or (ii) the Alternate Base Rate. The Company also acknowledged that it may not select the Prime-based Rate for Advances except during any period of time during which the Eurodollar-based Rate is not available as the Applicable Interest Rate. All other material terms of the Credit Agreement remain in full force and effect, without waiver or modification. The foregoing is qualified in its entirety by reference to the Tenth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description

10.1	Tenth Amendment to Credit Agreement, dated June 24, 2002 between Perceptron, Inc. and Comerica Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. (Registrant)

Date: October 31, 2008	/s/ David W. Geiss
By: David W. Geiss Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Tenth Amendment to Credit Agreement, dated June 24, 2002 between Perceptron, Inc. and Comerica Bank